UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2023

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2023 (the “Effective Date”), The Singing Machine Company, Inc. (the “Company”) entered into an amended and restated employment agreement (the “New Employment Agreement”) with Lionel Marquis, the Company’s Chief Financial Officer. The New Employment Agreement supersedes and replaces that certain change of control agreement between the Company and Mr. Marquis, dated January 3, 2014 (the “CIC Agreement”), and that certain employment agreement between the Company and Mr. Marquis, dated April 22, 2022 (the “Prior Employment Agreement” and together with the CIC Agreement, the “Prior Agreements”). Pursuant to the New Employment Agreement, as of the Effective Date, Mr. Marquis will continue to serve as the Company’s Chief Financial Officer for a term commencing on the Effective Date and ending on December 31, 2023, unless sooner terminated pursuant to the terms of the New Employment Agreement.

Additional material terms amended by the New Employment Agreement include:

(i)	an annual base salary of $210,000; and
(ii)	an amendment to the annual bonus structure to include a targeted annual bonus equal to 50% of Mr. Marquis’ base salary.

The New Employment Agreement also provides that the Company acknowledges that Mr. Marquis was entitled to receive cash compensation of $400,000 under the CIC Agreement as a result of the change in control of the Company that occurred in August 2022 (the “Prior CIC Compensation”), which Mr. Marquis agreed to waive in connection with the execution of the New Employment Agreement. The New Employment Agreement provides that Mr. Marquis is entitled to receive a cash bonus payment of $400,000 (the “CIC Bonus”), which will be paid as follows:

(a)	$200,000 on December 31, 2022;
(b)	$100,000 on April 30, 2023; and
(c)	$100,000 on December 31, 2023.

Notwithstanding anything to the contrary contained in the New Employment Agreement, the CIC Bonus is deemed fully earned and payable as of the Effective Date.

The foregoing description of the New Employment Agreement is qualified in their entirety by the text of the New Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between The Singing Machine Company, Inc. and Lionel Marquis
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer